EX-99 (j) (2)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment No. 3 (’33 Act) and Amendment No. 4 (’40 Act) to North Country Funds’ Registration Statement on Form N-1A (file No. 333-45664 and file No. 811-10123), including the reference to our firm in the Prospectus and the reference to our firm under the heading “Accountants” in the Statement of Additional Information.

Cohen McCurdy, Ltd.

Westlake, Ohio

March 23, 2004